Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

(Not to be Used for Signature Guarantee)

for

Offer to Purchase for Cash

Up to 6,666,666 Shares of its Common Shares

At a Purchase Price of $7.50 Per Share

by

GLOBAL SOURCES LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
JULY 27, 2015, UNLESS GLOBAL SOURCES LTD. EXTENDS THE OFFER.

As set forth in Section 3 of the Offer to Purchase, dated June 26, 2015, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the Offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common shares, par value $0.01 per share (the “Shares”), of Global Sources Ltd., a Bermuda company (“Global Sources”), prior to the “Expiration Date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the Expiration Date (as specified in Section 1 of the Offer to Purchase); or

(c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the depositary referred to below before the Expiration Date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that the depositary receives it before the Expiration Date. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. Attn:: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: 617-360-6810 To Confirm a Facsimile Transmission Only: 781-575-2332	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Call the above number ONLY if you are confirming a facsimile transmission
For questions about the Offer call Georgeson Toll-Free:  (888) 607-6511

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above does not constitute a proper delivery. Deliveries to Global Sources or to the information agent for the Offer will not be forwarded to the depositary and, therefore, will not constitute proper delivery. Deliveries to the book-entry transfer facility (as defined in the Letter of Transmittal) will not constitute proper delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Global Sources Ltd., a Bermuda company (“Global Sources”), the above-described shares of Global Sources’ common shares, par value $0.01 per share (the “Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 26, 2015, and in the related Letter of Transmittal, as they may be amended and supplemented from time to time. Global Sources is inviting its shareholders to tender their Shares at $7.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer (as defined in the Offer to Purchase).

Number of Shares Being Tendered Hereby: _____________ Shares

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

Certificate Nos. (if available):  ________________________________________________________

Name(s) of Record Holder(s):  ________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please Type or Print)

Address(es):  _____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Zip Code:  _______________________________________________________________________

Daytime Area Code and Telephone Number:  ____________________________________________

Signature(s):  _____________________________________________________________________

Dated:  __________________________, 2015

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:  _______________________________________________________

Account Number at Book-Entry Transfer Facility:  ________________________________________

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”), guarantees the delivery of the Shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

(Country Code/Area Code) Telephone Number

Dated:                     , 2015

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.